FOR IMMEDIATE RELEASE

For information, contact:

Chris Sullivan

Chief Financial Officer

Pegasystems Inc.

(617) 866-6020

chris.sullivan@pega.com

Beth Lewis

Director, Public and Investor Relations

Pegasystems Inc

617) 866-6077

beth.lewis@pega.com

Pegasystems Reports Second Quarter Results

Nine New Clients Include Leading Biotech, Healthcare and Insurance Companies

CAMBRIDGE, Mass., July 28, 2005 -- Pegasystems today announced its 2005 second quarter results, reporting revenue of $23.8 million, pre-tax profits of $0.5 million and earnings per share of $0.01.

Financial Performance

	Quarter
(In millions, except per share data and percentages)	Q2 2005	Q1 2005	Q2 2004
Total Revenue	$ 23.8	$ 24.2	$24.0
License Revenue	$ 8.0	$ 10.9	$11.7
% of Total Revenue	34%	45%	49%
Services Revenue	$ 15.8	$ 13.3	$ 12.4
% of Total Revenue	66%	55%	51%
Pre-tax Income	$ 0.5	$ 0.2	$ 3.3
Provision for income taxes	$ 0.1	$ 0.1	$ 1.2
Net Income	$ 0.4	$ 0.1	$ 2.1
Earnings Per Share, Basic and Diluted	$ 0.01	$ 0.00	$0.06

Alan Trefler, Chairman and CEO commented, "We signed nine new customers during the second quarter, a record number for Pegasystems, in industries including biotech, healthcare and insurance. Our evolving BPM sales strategy is to target leading organizations with initial licenses that have shortened implementation cycles, providing customers a quicker route to value. The successful implementation of these initial licenses promotes follow-on sales opportunities for PegaRULES Process Commander as the customers experience the agility and power SmartBPM can provide. This "quick value" selling strategy results in smaller initial license value and, as such, license revenue for the first half of 2005 is lower than a year ago. We are encouraged, however, with the improvement in the number of new customer wins based on this quick value strategy. Importantly, customers representing the world's leaders in their industries are deciding to use SmartBPM to implement a wide range of business processes.

"A global biotech customer will be using Pegasystems SmartBPM to manage clinical trials documentation; a large auto insurer for a policy administration legacy transformation project; one of the larger P&C insurance carriers for personal lines underwriting; a leading healthcare payer for call center support of Medicare Part D, the new Federal prescription drug subsidy program; a high-end charter jet provider for scheduling and provisioning flights; a global telecommunications company for project management tracking; an Australian insurance company for internal operations; and an on-line Pharmacy Benefit Manager also in support of Medicare Part D.

"We are also encouraged by the fact that we extended relationships with five of our current customers. The five include a leading Internet service provider which expanded a significant customer process management contract; a leading provider of trust and custody services which chose PegaRULES Process Commander to drive operational efficiencies; and a leading insurance company which was a new customer last year and is now expanding its initial usage into new areas.

"Customers increasingly understand the benefits of a unified rules and process engine which provide unparalleled results. In head-on competition, Pegasystems has demonstrated the advantages of unified Smart BPM."

Chris Sullivan, CFO, commented, "Our new license signings improved somewhat from the first quarter, both in the number of new customers and in the total value of the new license signings. However, the aggregate value of new license signings in the first half of 2005 was significantly less than in the first half of 2004. Accordingly, we now expect full year revenue to be between $94 and $105 million. The broad range of our revenue estimate is attributable to a small number of large value license opportunities in the second half of the year. Given that services revenue in the second half of 2005 is likely to be higher than the first half of 2005, we expect the proportion of services revenue to be well above 50%. We are committed to becoming the leader in BPM software and, as previously discussed, are increasing our investment in sales and marketing in 2005. We believe this investment will better position Pegasystems to achieve accelerated growth in future years, but we also anticipate it will result in lower profit before tax in 2005 compared to 2004. As a result, we now expect full-year 2005 earnings per diluted share to be between $0.01 and $0.15. Cash flow from operations is expected to be in the range of $16 to $22 million."

The Company will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on Friday, July 29, 2005. Dial-in information is as follows: 800-250-4434 (domestic) or 706-634-0667 (international), passcode 7989260.

If interested in listening to the Webcast, log onto www.pega.com at least 5 minutes prior to the event's broadcast, and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section, Audio Archives link.

About Pegasystems

Pegasystems Inc. (Nasdaq: PEGA) provides software to automate complex, changing business processes.  Our Business Process Management (BPM) solutions provide organizations with the agility critical to managing growth, productivity and compliance. Our solution unifies pure-play BPM software with a sophisticated Business Rules Engine to drive business effectiveness.  This patented technology enables organizations to "build for change" and overcome the execution gap that occurs as evolving business objectives outpace the ability of business systems to respond.

Pegasystems' BPM suite offers standards-based technology built in a rapid-solution development environment.  Our BPM solution combines the capability to solve a full range of business process challenges with the opportunity to leverage existing technology investments.  By enabling business process responsiveness, Pegasystems makes it easier for people and systems to work together.

Pegasystems' award-winning BPM suite is complemented with best-practice solution frameworks based on more than 20 years of experience helping Fortune 500 and other leading corporations in the financial services, insurance, healthcare, manufacturing and government markets.

Headquartered in Cambridge, MA, Pegasystems has regional offices in North America, Europe and the Pacific Rim. For more information, visit www.pega.com.

Forward-Looking Statements
Certain statements contained in this press release may be construed as "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 including without limitation our financial guidance with respect to 2005 revenue, services revenue as a percentage of total revenue, profit before tax, earnings per diluted share and cash from operations. The words "believe," "expect," "anticipate," "likely," "estimate" and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include volatility of our quarterly operating results, changes in estimates, judgments, positions and assumptions relative to our income tax provisions, difficulty in predicting the completion of product implementations and consequently the timing of our license revenue recognition, our ability to develop new products and evolve existing ones, the impact on our business of the ongoing consolidation in the financial services market, historically our core market, our ability to attract and retain key employees, reliance on certain key third-party relationships, and other risks and uncertainties. Further information regarding these and other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's most recent report on form 10-Q or 10-K and other recent filings on file with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of July 28, 2005. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to July 28, 2005.

PEGASYSTEMS INC.

Condensed Consolidated Balance Sheets

(in thousands, except share-related data)

	June 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$ 29,115	$ 20,905
Short-term investments	80,665	76,455
Total cash and short-term investments	109,780	97,360

Trade accounts receivable, net of allowance for doubtful accounts of $365 in 2005 and 2004 .	17,824	15,528
Short-term license installments	28,367	31,358
Prepaid expenses and other current assets	1,468	1,236

Total current assets	157,439	145,482

Long-term license installments, net of unearned interest income	32,534	44,344
Equipment and improvements, net of accumulated depreciation and amortization	1,878	1,586
Acquired technology, net of accumulated amortization	204	379
Other assets	116	118
Goodwill	2,346	2,346

Total assets	$ 194,517	$ 194,255

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued payroll related expenses	$ 5,840	$ 7,888
Accounts payable and accrued expenses	7,986	9,502
Deferred revenue	14,616	9,114
Current portion of capital lease obligation	100	98

Total current liabilities	28,542	26,602

Long-term deferred income taxes	1,493	1,480
Capital lease obligation, net of current portion	115	165
Other long-term liabilities	1,002	808

Total liabilities	31,152	29,055

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized; no shares issued and outstanding	--	--
Common stock, $.01 par value, 70,000,000 shares authorized; 35,774,458 shares and 36,076,649 shares issued and outstanding in 2005 and 2004, respectively	358	361
Additional paid-in capital	120,334	122,152
Stock warrant	249	249
Retained earnings	41,718	41,289
Accumulated other comprehensive income (loss):
Net unrealized loss on investments available-for-sale	(443)	(267)
Foreign currency translation adjustments	1,149	1,416
Total stockholders' equity	163,365	165,200
Total liabilities and stockholders' equity	$194,517	$ 194,255

  PEGASYSTEMS INC.

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenue:
Software license	$ 8,004	$ 11,677	$ 18,884	$21,340
Services	15,784	12,363	29,134	27,357
Total revenue	23,788	24,040	48,018	48,697
Cost of revenue:
Cost of software license	87	87	175	175
Cost of services	8,045	6,028	15,592	12,680
Total cost of revenue	8,132	6,115	15,767	12,855

Gross profit	15,656	17,925	32,251	35,842

Operating expenses:
Research and development	4,876	4,826	9,903	10,311
Selling and marketing	7,920	7,838	16,853	15,656
General and administrative	2,990	2,754	6,327	5,689
Total operating expenses	15,786	15,418	33,083	31,656

Income (loss) from operations	(130)	2,507	(832)	4,186

Installment receivable interest income	567	680	1,131	1,387
Other interest income, net	744	466	1,370	769
Other income (expense), net	(700)	(371)	(1,015)	(378)
Income before provision for income taxes	481	3,282	654	5,964

Provision for income taxes	125	1,160	225	2,100
Net income	$ 356	$ 2,122	$ 429	$3,864

Earnings per share:
Basic	$ 0.01	$ 0.06	$ 0.01	$ 0.11
Diluted	$ 0.01	$ 0.06	$ 0.01	$ 0.10

Weighted average number of common shares outstanding, basic	35,881	35,648	35,962	35,521
Weighted average number of common shares outstanding, diluted	36,455	37,055	36,648	37,095

PEGASYSTEMS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$ 429	$3,864
Adjustment to reconcile net income to cash flows from operating activities:
Stock option income tax benefits	51	634
Deferred income taxes	13	1,250
Depreciation, amortization and other non-cash items	837	687
Loss on disposal of fixed assets	14	--
Change in operating assets and liabilities:
Trade accounts receivable and license installments	12,485	3,915
Prepaid expenses and other current assets	(250)	(396)
Accounts payable and accrued expenses	(3,315)	(3,258)
Deferred revenue	5,501	(956)
Other long-term assets and liabilities	193	17

Cash flows from operating activities	15,958	5,757

Cash flows from investing activities:
Purchase of investments	(21,163)	(92,873)
Maturing and called investments	4,000	9,350
Sale of investments	12,475	27,224
Purchase of equipment, furniture and improvements	(791)	(617)

Cash flows from investing activities	(5,479)	(56,916)

Cash flows from financing activities:
Payments under capital lease obligations	(48)	--
Proceeds from sale of stock under Employee Stock Purchase Plan	240	329
Exercise of stock options	240	2,280
Repurchase of common stock	(2,353)	--

Cash flows from financing activities	(1,921)	2,609

Effect of exchange rate on cash and cash equivalents	(348)	(182)

Net increase in cash and cash equivalents	8,210	(48,732)

Cash and cash equivalents, beginning of period	20,905	67,989
Cash and cash equivalents, end of period	$ 29,115	$ 19,257